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                                                                  EXHIBIT 4.2(b)


                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (the "SUPPLEMENTAL INDENTURE"), dated as of August 29, 2001, between Arris International, Inc. f/k/a ANTEC Corporation, a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE"), to the Indenture between the Company and the Trustee, dated as of May 8, 1998, as amended or supplemented from time to time (the "INDENTURE"). Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Indenture.

                                  WITNESSETH:

         WHEREAS, Section 9.1 of the Indenture provides that without the consent of any Holder, the Company and the Trustee may enter into a supplement to the Indenture for the purpose of curing any ambiguity, defect or inconsistency or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such action does not adversely affect the interests of any Holder in any respect;

         WHEREAS, the Indenture is ambiguous with respect to the use of the defined but not used term "Designated Senior Debt" and undefined but used term "Designated Senior Indebtedness"; and

         WHEREAS, this Supplemental Indenture is being entered into to clarify that the terms "Designated Senior Debt" and "Designated Senior Indebtedness" are synonymous and that the term "Designated Senior Indebtedness" used throughout the Indenture means the defined the term "Designated Senior Debt";

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 4 1/2% Convertible Subordinated Notes due 2003:

                                    ARTICLE I

                         CLARIFICATION OF THE INDENTURE

         Section 1.1 All occurrences in the Indenture of the phrase "Designated Senior Indebtedness" shall be amended to read "Designated Senior Debt."


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                                   ARTICLE II

                                 EFFECTIVE TIME

         Section 2.1 This Supplemental Indenture shall become effective upon the last to occur of:

                  (a) execution of this Supplemental Indenture by the parties; and

                  (b) receipt by the Trustee of an opinion of counsel of the Company in the form required by the Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 The Indenture, as amended and modified by this Supplemental Indenture, is in all respects ratified and confirmed; this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; and all the terms, conditions, and provisions of the Indenture shall remain in full force and effect, as amended and modified hereby.

         Section 3.2 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

         Section 3.3 All parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         Section 3.4 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed.

                                          ARRIS INTERNATIONAL, INC.
                                          f/k/a ANTEC CORPORATION


                                          By: /s/ Robert J. Stanzione
                                              ---------------------------------
                                          Name:  Robert J. Stanzione
                                          Title:  President
                                          THE BANK OF NEW YORK, as Trustee


                                          By: /s/ Mary LaGumina
                                              ---------------------------------
                                          Name:  Mary LaGumina
                                          Title:  Vice President


Agreed to and Acknowledged by ARRIS
GROUP,  INC., obligor under the
conversion provisions of the Indenture

ARRIS GROUP, INC.


By: /s/ Robert J. Stanzione
   ------------------------------
Name:  Robert J. Stanzione
Title:  President


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